Exhibit 10.1.3


                           CUSTOM DIRECT INCOME FUND

                                    - and -

                           CUSTOM DIRECT CANADA INC.

                                    - and -

                            CUSTOM DIRECT USA INC.

                                    - and -

                               CUSTOM DIRECT ULC

                                    - and -

                              CUSTOM DIRECT, INC.

                                    - and -

                             MDC CORPORATION INC.

                                    - and -

                           ASHTON-POTTER CANADA INC.




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                             ACQUISITION AGREEMENT

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                                 May 15, 2003


                               [GRAPHIC OMITTED]

                                 T O R Y S LLP
                              ------------------
                              New York   Toronto


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                                                           TABLE OF CONTENTS


ARTICLE 1
        INTERPRETATION...........................................................................................3
        1.1     Definitions......................................................................................3
        1.2     Schedules.......................................................................................11
        1.3     Headings........................................................................................11
        1.4     Gender and Number...............................................................................11
        1.5     Currency........................................................................................11
        1.6     Day Not a Business Day..........................................................................11
        1.7     Accounting Principles...........................................................................11
        1.8     Waiver, Amendment...............................................................................12

ARTICLE 2
        FUND'S SUBSCRIPTION FOR NOTES OF CUSTOM DIRECT ULC......................................................12
        2.1     Purchase and Sale; Subscription Price...........................................................12
        2.2     Payment of Fund Note Subscription Price and Delivery of the Certificates........................12

ARTICLE 3
        FUND'S SUBSCRIPTION FOR COMMON SHARES OF CUSTOM DIRECT CANADA...........................................12
        3.1     Purchase and Sale; Subscription Price...........................................................12
        3.2     Payment of Fund Common Share Subscription Price and Delivery of the Certificates................12

ARTICLE 4
        CUSTOM DIRECT CANADA SUBSCRIPTION FOR
        COMMON SHARES OF CUSTOM DIRECT USA......................................................................13
        4.1     Purchase and Sale; Subscription Price...........................................................13
        4.2     Payment of Custom Direct Canada Subscription Price and Delivery of the Certificates.............13

ARTICLE 5
        CUSTOM DIRECT USA'S SUBSCRIPTION FOR
        COMMON SHARES OF CUSTOM DIRECT ULC......................................................................13
        5.1     Purchase and Sale; Purchase Price...............................................................13
        5.2     Payment of Custom Direct USA Subscription Price and Delivery of the Certificates................13

ARTICLE 6
        CUSTOM DIRECT ULC'S SUBSCRIPTION FOR
        PREFERRED SHARES OF CUSTOM DIRECT USA...................................................................14
        6.1     Purchase and Sale; Subscription Price...........................................................14
        6.2     Payment of Custom Direct ULC Subscription Price and Delivery of the Certificates................14

ARTICLE 7
        THE MERGER OF CUSTOM DIRECT AND CUSTOM DIRECT USA.......................................................14
        7.1     The Merger......................................................................................14
        7.2     Certificate of Incorporation and Bylaws.........................................................15
        7.3     Directors and Officers..........................................................................15
        7.4     Effect of Merger................................................................................15

ARTICLE 8
        CUSTOM DIRECT'S PARTIAL REPAYMENT OF CDI NOTES..........................................................16
        8.1     Partial Repayment of CDI Notes..................................................................16
        8.2     Payment.........................................................................................16

ARTICLE 9
        ASSUMPTION OF CDI NOTES.................................................................................17
        9.1     Assumption......................................................................................17
        9.2     Issuance of Custom Direct Series A Preferred Shares.............................................17

ARTICLE 10
        EXCHANGE OF CDI NOTES FOR CUSTOM DIRECT ULC NOTES.......................................................17
        10.1    Exchange and Purchase...........................................................................17
        10.2    Delivery of MDC Notes, Ashton-Potter Notes and CDI Notes........................................17
        10.3    Cancellation of CDI Notes.......................................................................17

ARTICLE 11
        REPRESENTATIONS AND WARRANTIES..........................................................................18
        11.1    Representations and Warranties Relating to MDC and Custom Direct................................18
        11.2    No Finders' Fee.................................................................................25
        11.3    Survival of Representations and Warranties......................................................25

ARTICLE 12
        CLOSING CONDITIONS......................................................................................26
        12.1    Conditions Precedent to Closing.................................................................26

ARTICLE 13
        COVENANTS OF THE PARTIES................................................................................31
        13.1    Covenant Regarding Representations, Warranties and Conditions...................................31
        13.2    Conduct of Business Prior to Closing............................................................31
        13.3    Reorganization..................................................................................31
        13.4    Transfer of the Securities......................................................................31
        13.5    Filings and Authorizations......................................................................33
        13.6    Names...........................................................................................33
        13.7    Cooperation.....................................................................................33
        13.8    Delivery of Documents...........................................................................34

ARTICLE 14
        INDEMNIFICATION.........................................................................................34
        14.1    Indemnification Provided by Custom Direct Canada in Favour of MDC...............................34
        14.2    Indemnification Provided by MDC in Favour of Custom Direct Canada,
                Custom Direct USA and the Fund..................................................................34
        14.3    Limitation of Liability of MDC..................................................................34
        14.4    Notice of Claim.................................................................................35
        14.5    Procedure for Indemnification...................................................................35
        14.6    Additional Rules................................................................................37

ARTICLE 15
        TERMINATION.............................................................................................38
        15.1    Termination by the Fund and Custom Direct Canada................................................38
        15.2    Termination by Custom Direct and MDC............................................................38
        15.3    Other Termination Rights........................................................................38
        15.4    Effect of Termination...........................................................................39

ARTICLE 16
        CLOSING.................................................................................................39
        16.1    Location and Time of the Closings...............................................................39
        16.2    Closing Procedures..............................................................................39

ARTICLE 17
        ARBITRATION.............................................................................................39
        17.1    Best Efforts to Settle Disputes.................................................................39
        17.2    Arbitration.....................................................................................39

ARTICLE 18
        GENERAL MATTERS.........................................................................................41
        18.1    Severability....................................................................................41
        18.2    Enurement.......................................................................................41
        18.3    Assignment......................................................................................41
        18.4    Expenses........................................................................................42
        18.5    Notices.........................................................................................42
        18.6    Non-Merger......................................................................................43
        18.7    Governing Law...................................................................................43
        18.8    Attornment......................................................................................44
        18.9    Time of Essence.................................................................................44
        18.10   Entire Agreement................................................................................44
        18.11   Contractual Liability of the Fund...............................................................44
        18.12   Counterparts....................................................................................44
        18.13   Further Assurances..............................................................................45

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                             ACQUISITION AGREEMENT

         THIS AGREEMENT is made as of the 15th day of May, 2003

BETWEEN:

                  CUSTOM DIRECT INCOME FUND, a trust formed under the laws of the Province of Ontario,

                  (the "Fund"),

                  - and -

                  CUSTOM DIRECT CANADA INC., a corporation existing under the laws of the Province of Ontario,

                  ("Custom Direct Canada"),

                  - and -

                  CUSTOM DIRECT USA INC., a corporation existing under the laws of the State of Delaware,

                  ("Custom Direct USA"),

                  - and -

                  CUSTOM DIRECT ULC, an unlimited liability corporation existing under the laws of the Province of Nova Scotia,

                  ("Custom Direct ULC"),

                  - and -

                  CUSTOM DIRECT, INC., a corporation existing under the laws of the State of Delaware,

                  ("Custom Direct"),

                  - and -

                  MDC CORPORATION INC., a corporation existing under the laws of the Province of Ontario,

                  ("MDC"),

                  - and -

                  ASHTON-POTTER CANADA INC., a corporation existing under the laws of the Province of Ontario,

                  ("Ashton-Potter").

RECITALS:


A. The Fund intends to complete an offering of its trust units (the "Units") to the public under a prospectus filed with the securities regulatory authorities in each of the provinces and territories of Canada (the "Offering");

B. Custom Direct will be reorganized to form one continuing company having the name, Custom Direct, Inc. with the subsidiaries Custom Direct LLC and Unique Checks, Inc., as set forth in Schedule "H";

C. The Fund will apply 75% of the estimated net proceeds that it receives from the Offering to subscribe for Custom Direct ULC Notes;

D. The Fund will apply the remaining 25% of the estimated proceeds that it receives from the Offering to subscribe for additional Custom Direct Canada Common Shares;

E. Custom Direct Canada will use the subscription proceeds that it receives from the Fund to subscribe for additional Custom Direct USA Common Shares;

F. Custom Direct USA will use a portion of the proceeds it receives from Custom Direct Canada to subscribe for additional Custom Direct ULC Common Shares;

G. Custom Direct ULC will use the proceeds that it receives from the sale of the Custom Direct ULC Notes to the Fund to subscribe for the Custom Direct USA Preferred Shares;

H. Custom Direct LLC will borrow $37,500,000 million from the term portion of the Proposed Credit Facility;

I. Custom Direct USA will merge into Custom Direct so that Custom Direct is the surviving entity in the merger;

J. On the merger, (a) Custom Direct Canada will receive 10.9999976 Custom Direct Class A Common Shares, (b) Custom Direct ULC will receive 10.9999998 Custom Direct Series A Preferred Shares, (c) Ashton-Potter will receive $4,964,890.70 (funded by the Offering and term portion of the Proposed Credit Facility), 0.39034499 Custom Direct Series B Preferred Shares and 0.851724791 Custom Direct Class B Common Shares and (d) MDC will receive $44,684,016.30 (funded by the Offering and term portion of the Proposed Credit Facility),
         3.513104894 Custom Direct Series B Preferred Shares and 7.665523117 Custom Direct Class B Common Shares;

K. Immediately following the Effective Time, MDC and Ashton-Potter will receive payment for their aggregate CDI Notes of $83,500,000 from Custom Direct as follows: (a) Custom Direct will pay MDC an aggregate of $54,359,025.30 and Custom Direct will pay Ashton-Potter an aggregate of $6,039,891.70; (b) Custom Direct will issue Custom Direct Series A Preferred Shares to Custom Direct ULC in exchange for Custom Direct ULC assuming the remainder of the CDI Notes; (c) Custom Direct ULC will issue Custom Direct ULC Notes in the principal amount of $20,790,974.70 to MDC in exchange for $20,790,974.70 principal amount of CDI Notes and Custom Direct ULC will issue Custom Direct ULC Notes in the principal amount of $2,310,108.30 to Ashton-Potter in exchange for $2,310,108.30 principal amount of CDI Notes; and (d) MDC and Ashton-Potter will effectively exchange a portion of their Custom Direct Class B Common Shares and their Custom Direct ULC Notes for 4,613,804 Units pursuant to the Exchange Agreement.

L. Immediately following the completion of the Offering and the transactions contemplated by this Agreement and after the Deemed MDC Exchange Time (as such term is defined in the Exchange Agreement),
         (a) the Fund will hold all of the Custom Direct ULC Notes and will indirectly through Custom Direct Canada hold 80% of the outstanding Custom Direct Common Shares and Custom Direct ULC will hold 80% of the Custom Direct Preferred Shares and (b) MDC will hold, directly or indirectly, 20% of the outstanding Custom Direct Common Shares, 20% of the outstanding Custom Direct Preferred Shares and 29.55% of the outstanding Units;

M. MDC and Ashton-Potter and such other persons who from time to time hold or will be entitled to acquire Custom Direct Common Shares and Custom Direct Preferred Shares have, pursuant to the Exchange Agreement, the ability to exchange those Custom Direct Common Shares and Custom Direct Preferred Shares for Units; and N. The underwriting agreement dated May 15, 2003 between MDC, Ashton-Potter, the Fund and the Underwriters provides that, as a condition to the completion of the Offering, the Fund, Custom Direct Canada, Custom Direct USA, Custom Direct ULC, Custom Direct, Ashton-Potter and MDC enter into this Acquisition Agreement.

         NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto agree as follows:

                                  ARTICLE 1
                                INTERPRETATION

1.1      Definitions

         In this Agreement,

         "affiliate" has the meaning attributed to such term in the Business Corporations Act (Ontario);

         "Agreement", "hereto", "herein", "hereby", "hereunder", "hereof", and similar expressions refer to this Acquisition Agreement and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

         "Ancillary Agreements" means the Non-Competition Agreement, Securityholders Agreement, Exchange Agreement and Note Indenture;

         "Arbitration Act" has the meaning attributed to such term in Section 17.2;

         "Ashton-Potter" means Ashton-Potter Canada Inc., a corporation existing under the laws of the Province of Ontario;

         "Ashton-Potter Notes" has the meaning attributed to such term in
         Section 10.1;

         "Business" means the cheque business carried on by Custom Direct and its subsidiaries as described in the Prospectus;

         "Business Day" means any day except Saturdays, Sundays and statutory holidays in the Province of Ontario and in the States of Delaware and Maryland;

         "CDI Notes" means the notes of Custom Direct with the aggregate principal amount of $83,500,000 held by MDC and Ashton-Potter following the Reorganization;

         "Claim", "Original Claim" and "Third Party Claim" have the meanings attributed to such terms respectively in Section 14.4;

         "Closing" means the completion of all of the transactions contemplated in Sections 2.1 to 7.4 in this Agreement;

         "Closing Time" means 8:00 a.m. (Toronto time) on the Date of Closing or such other time on such date as may be agreed upon in writing by the parties;

         "Custom Direct" means (a) immediately prior to the Reorganization, Custom Direct, Inc. (b) following the Reorganization (but immediately prior to the Effective Time), Custom Direct, Inc., a corporation established under the laws of the State of Delaware as the surviving corporation resulting from the merger of Custom Direct, Inc. with and into CDI Newco Inc., which shall be renamed Custom Direct, Inc. and
         (c) following the Effective Time, Custom Direct, Inc., a corporation established under the laws of the State of Delaware, as the surviving corporation resulting from the merger of Custom Direct USA with and into Custom Direct, Inc. in accordance with Article 7.1 of this Agreement;

         "Custom Direct Canada" means Custom Direct Canada Inc., a corporation existing under the laws of the Province of Ontario;

         "Custom Direct Canada Common Shares" means the common shares in the capital of Custom Direct Canada, as such shares were constituted on the date of this Agreement or as subsequently consolidated or subdivided, or any other shares or securities resulting from a reclassification, change or conversion of such shares;

         "Custom Direct Canada Subscription Price" has the meaning attributed to such term in Section 4.1;

         "Custom Direct Class A Common Shares" means the shares of Class A common stock, par value $0.001, in the capital of Custom Direct, as the surviving corporation resulting from the merger of Custom Direct USA with and into Custom Direct in accordance with Article 7.1 of this Agreement, as such shares will be constituted following the Effective Time or as subsequently consolidated or subdivided, or any other shares or securities resulting from a reclassification, change or conversion of such shares;

         "Custom Direct Class B Common Shares" means the Class B common stock, par value $0.001, in the capital of Custom Direct, as the surviving corporation resulting from the merger of Custom Direct USA with and into Custom Direct in accordance with Article 7.1 of this Agreement, as such shares will be constituted following the Effective Time or as subsequently consolidated or subdivided, or any other shares or securities resulting from a reclassification, change or conversion of such shares;

         "Custom Direct Common Shares" means the shares of common stock, par value $0.001, in the capital of Custom Direct, as such shares were constituted on the date of this Agreement or as subsequently consolidated or subdivided, or any other shares or securities resulting from a reclassification, change or conversion of such shares, including, for greater certainty, the common shares of Custom Direct, as the surviving corporation resulting from the merger of Custom Direct USA with and into Custom Direct, Inc.;

         "Custom Direct LLC" means Custom Direct LLC, a limited liability corporation existing under the laws of the State of Delaware;

         "Custom Direct Preferred Shares" means the shares of preferred stock, par value $0.001, in the capital of Custom Direct, as the surviving corporation resulting from the merger of Custom Direct USA with and into Custom Direct in accordance with Article 7.1 of this Agreement, as such shares will be constituted following the Effective Time or as subsequently consolidated or subdivided, or any other shares or securities resulting from a reclassification, change or conversion of such shares;

         "Custom Direct Series A Preferred Shares" means the shares of Series A preferred stock, par value $0.001, in the capital of Custom Direct, as the surviving corporation resulting from the merger of Custom Direct USA with and into Custom Direct in accordance with Article 7.1 of this Agreement, as such shares will be constituted following the Effective Time or as subsequently consolidated or subdivided, or any other shares or securities resulting from a reclassification, change or conversion of such shares;

         "Custom Direct Series B Preferred Shares" means the shares of Series B preferred stock, par value $0.001, in the capital of Custom Direct, as the surviving corporation resulting from the merger of Custom Direct USA with and into Custom Direct in accordance with Article 7.1 of this Agreement, as such shares will be constituted following the Effective Time or as subsequently consolidated or subdivided, or any other shares or securities resulting from a reclassification, change or conversion of such shares;

         "Custom Direct ULC" means Custom Direct ULC, an unlimited liability corporation existing under the laws of the Province of Nova Scotia;

         "Custom Direct ULC Common Shares" means the common shares in the capital of Custom Direct ULC, as such shares were constituted on the date of this Agreement or as subsequently consolidated or subdivided, or any other shares or securities resulting from a reclassification, change or conversion or such shares;

         "Custom Direct ULC Notes" means the notes of Custom Direct ULC issued pursuant to the Note Indenture;

         "Custom Direct ULC Subscription Price" has the meaning attributed to such term in Section 6.1;

         "Custom Direct USA" means Custom Direct USA Inc., a corporation established under the laws of the State of Delaware;

         "Custom Direct USA Common Shares" means the shares of common stock, par value $0.001, in the capital of Custom Direct USA, as such shares were constituted on the date of this Agreement or as subsequently consolidated or subdivided, or any other shares or securities resulting from a reclassification, change or conversion of such shares;

         "Custom Direct USA Preferred Shares" means the shares of Series A preferred stock, par value $0.001, in the capital of Custom Direct USA as such shares were constituted on the date of this Agreement or as subsequently consolidated or subdivided, or any other shares or securities resulting from a reclassification, change or conversion of such shares;

         "Custom Direct USA Subscription Price" has the meaning attributed to such term in Section 5.1;

         "Damages" means any loss, claim, damage (including incidental and consequential damage), expense (whether or not involving a third-party claim), including legal expenses, or liability (joint or several) to which a party or parties hereto may become subject under the Securities Laws, or other federal, state or provincial statutory law or regulation, at common law or otherwise (collectively, "Damages");

         "Date of Closing" means the date on which the completion of the issue of Units to the public pursuant to the Offering occurs;

         "Declaration of Trust" means the declaration of trust of the Fund made on March 18, 2003 as the same may be amended and restated from time to time;

         "Delaware Law" shall mean the General Corporation Law of the State of Delaware;

         "Dispute" has the meaning attributed to such term in Section 17.1;

         "Effective Time" has the meaning attributed to such term in Section 7.1.2;

         "Environmental Laws" means any U.S. federal, state, municipal or local law, statute, by-law, ordinance, regulation, rule, order, decree, permit, agreement, judicial or administrative decision, injunction or legally binding requirement of any Governmental Entity which relates to or otherwise imposes liability or standards of conduct concerning discharges, spills, releases or threatened releases of noises, odours or any Substances into, or the presence of noises, odours or any Substances in, ambient air, ground or surface water or land, municipal or other works (including sewers and storm drains) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, discharge, release, disposal, clean-up, transport or handling of Substances, as now or at any time hereafter in effect;

         "Exchange Agreement" means the exchange agreement to be dated the Date of Closing between the Fund, Custom Direct Canada, Custom Direct ULC, Custom Direct, MDC and Ashton-Potter and such other persons who from time to time execute the exchange agreement or are deemed to be a party thereto, substantially in the form attached as Schedule "C";

         "Fund" means the Custom Direct Income Fund, an unincorporated, open-ended, limited purpose trust established under the laws of the Province of Ontario pursuant to the Declaration of Trust;

         "Fund Common Share Subscription Price" has the meaning attributed to such term in Section 3.1;

         "Fund Note Subscription Price" has the meaning attributed to such term in Section 2.1;

         "Governmental Charges" means all taxes, duties, levies, assessments, reassessments and other charges together with all related penalties, interest and fines, payable in respect of periods ending on or before the Date of Closing to any domestic or foreign government (federal, provincial, state, municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court or any other law, regulation or rule-making entity having jurisdiction in the relevant circumstances;

         "Governmental Entity" means any (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the foregoing; or (iii) any quasi-governmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the above;

         "Indemnified Party" and "Indemnifying Party" have the meanings attributed to such terms respectively in Section 14.4;

         "Intellectual Property" means intellectual property of whatever nature and kind used by Custom Direct and/or its subsidiaries in connection with the Business, including all domestic and foreign trademarks, business names, trade names, domain names, internet sites, trading styles, patents, trade secrets, software, industrial designs and copyrights, whether registered or unregistered and all applications for registrations thereof, and inventions, formulae, processes and processing methods, technology and techniques, know-how and manuals;

         "Interim Period" means the period between the close of business on the date of this agreement and the Closing;

         "Laws" means any and all applicable laws, domestic or foreign, including all common law relating to environmental nuisance and employment obligations, all statutes, codes, ordinances, decrees, rules, directives, regulations, municipal by-laws and judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings or awards, binding on or affecting the Person referred to in the context in which the term was used;

         "Lien" mean any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), encumbrance, title retention agreement or arrangement, restrictive covenant, adverse claim or other encumbrance of any nature, or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

         "Litigation" means an action, suit, claim, proceeding or investigation, at law or in equity, by any Person, including arbitration, administrative or other proceeding by or before any Governmental Entity;

         "Material Adverse Effect" or "Material Adverse Change" means any effect or change on the Business taken as a whole that is or is reasonably likely to be materially adverse to the results of operations, financial condition, assets, properties, liabilities, cash flow, income or business operations of the Business, taken as a whole, after giving effect to this Agreement and the transactions contemplated hereby;

         "MDC" means MDC Corporation Inc., a corporation existing under the laws of the Province of Ontario;

         "MDC Merger Consideration" has the meaning attributed to such term in
         Section 7.4.1;

         "MDC Notes" has the meaning attributed to such term in Section 10.1;

         "Merger" means the merger of Custom Direct USA with and into Custom Direct, Inc., such that Custom Direct, Inc. is, following the Effective Time, the surviving entity under Delaware Law;

         "Misrepresentation" means (i) an untrue statement of a material fact or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made;

         "Note Indenture" means the note indenture to be dated as of the Date of Closing between Custom Direct ULC and CIBC Mellon Trust Company, substantially in the form attached as Schedule "A";

         "Non-Competition Agreement" means the non-competition, non-solicitation and confidentiality agreement made as of the Date of Closing by and among MDC, Custom Direct, Custom Direct Canada, Custom Direct LLC and the Fund in the form attached as Schedule "B";

         "Notice of Arbitration" has the meaning attributed to such term in
         Section 17.2;

         "Occupational Safety and Health Law" means any U.S. federal, state, municipal or local statute, law, by-law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety;

         "Offering" means the initial public offering of Units pursuant to the Prospectus;

         "Ordinary Course" means, with respect to an action taken by a Person, that such action is consistent in all material respects with past practices of the Person and is taken in the ordinary course of the normal day-to-day operations of the Person;

         "Person" means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or Governmental Entity;

         "Proceeding" has the meaning attributed to such term in Section
         14.5.3;

         "Proposed Credit Facility" means the senior secured credit facility to be established pursuant to a credit agreement between Custom Direct LLC and certain financial institutions;

         "Prospectus" means the final prospectus of the Fund dated the date hereof filed with the securities commissions or other regulatory authorities in Qualifying Jurisdictions in connection with the Offering;

         "Purchasing Indemnified Persons" has the meaning attributed to such term in Section 14.2;

         "Purchasing Indemnifying Party" has the meaning attributed to such term in Section 14.1;

         "Qualifying Jurisdictions" means, collectively, each of the provinces and territories of Canada;

         "Required Consents" means the consents as set forth in Schedule "I", and of certain suppliers or other trade creditors of Custom Direct and its subsidiaries required in order to consummate the transactions contemplated by this Agreement;

         "Reorganization" means the transactions set forth in Schedule "H";

         "Securities Commission" means the applicable securities commission or other regulatory authority in each of the Qualifying Jurisdictions;

         "Securities Laws" means, collectively, the applicable securities laws of each of the Qualifying Jurisdictions and the respective regulations and rules made under those securities laws, together with all applicable policy statements, blanket orders and rulings of the Securities Commissions and all discretionary orders or rulings, if any, of the Securities Commissions made in connection with the transactions contemplated by the Underwriting Agreement and the securities legislation and policies of each other relevant jurisdiction;

         "Securityholders Agreement" means the securityholders agreement to be made as of the Date of Closing by and among Custom Direct Canada, Custom Direct ULC, Custom Direct, MDC and Ashton-Potter, substantially in the form attached as Schedule "D";

         "Selling Indemnified Party" has the meaning attributed to such term in Section 14.1;

         "subsidiaries" has the meaning attributed to such term in the Business Corporations Act (Ontario) as the same may be amended from time to time and any successor legislation thereto;

         "Substance" means any substance or material which under any Environmental Law is defined to be "hazardous", "toxic", "deleterious", "caustic", "dangerous", a "contaminant", a "pollutant", a "dangerous good", a "waste", a "special waste", a "source of contamination" or a "source of a pollutant" and any substance or material the concentration of which in soil, sediment, ground water or surface water are regulated under any Environmental Law;

         "Tax Reassessment Period" means the period ending on the first date on which no assessment, reassessment or other document assessing liability for tax, interest or penalties may be issued to Custom Direct in respect of any taxation year or other reporting period ending prior to the Closing Date pursuant to any applicable tax legislation; "Terminating Party" has the meaning attributed to such term in Section 15.2;

         "Underwriters" means the underwriters of the Offering;

         "Underwriting Agreement" means the underwriting agreement entered into concurrently herewith between the Fund, MDC and the Underwriters in connection with the Offering; and

         "Units" means trust units of the Fund authorized and issued in accordance with the Declaration of Trust and for the time being outstanding and entitled to the benefits thereof.

1.2      Schedules

         The following are the schedules attached to this Agreement:

         Schedule "A"    -    Form of Note Indenture
         Schedule "B"    -    Form of Non-Competition Agreement
         Schedule "C"    -    Form of Exchange Agreement
         Schedule "D"    -    Form of Securityholders Agreement
         Schedule "E"    -    Certificate of Incorporation and Bylaws of Custom
                              Direct
         Schedule "F"    -    Capital of Custom Direct (Pre-Effective Time)
         Schedule "G"    -    Capital of Custom Direct (Effective Time)
         Schedule "H"    -    Reorganization of Custom Direct
         Schedule "I"    -    Consents
         Schedule "J"    -    ERISA
         Schedule "K"    -    Delivery of Documents

1.3      Headings

         The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles or Sections are to Articles or Sections of this Agreement.

1.4      Gender and Number

         In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.5      Currency

         Except where otherwise expressly provided, all payments contemplated herein shall be paid in U.S. funds, and all references herein to dollar amounts are references to dollars in the lawful currency of the United States.

1.6      Day Not a Business Day

         In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.7      Accounting Principles

         In this Agreement, except as otherwise expressly provided, references to "generally accepted accounting principles" means, for all principles stated in the Handbook of the Canadian Institute of Chartered Accountants, such principles so stated.

1.8      Waiver, Amendment

         Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

                                  ARTICLE 2
              FUND'S SUBSCRIPTION FOR NOTES OF CUSTOM DIRECT ULC

2.1      Purchase and Sale; Subscription Price

         Subject to the terms and conditions of this Agreement, at the Closing, Custom Direct ULC will issue and sell to the Fund and the Fund will purchase from Custom Direct ULC the Canadian equivalent of $55,076,493.00 principal amount Custom Direct ULC Notes (being Cdn $76,776,631.24) at a price of 100% of the principal amount for an aggregate subscription price of $55,076,493.00 (the "Fund Note Subscription Price").

2.2      Payment of Fund Note Subscription Price and Delivery of the
         Certificates

         The Fund Note Subscription Price shall be paid at the Closing Time by, or on behalf of, the Fund by delivery of a bank draft or a certified cheque payable to, or to the order of, Custom Direct ULC, or as may be otherwise directed by Custom Direct ULC in writing, against delivery by Custom Direct ULC of the $55,076,493.00 principal amount Custom Direct ULC Notes registered in the name of the Fund.

                                  ARTICLE 3
         FUND'S SUBSCRIPTION FOR COMMON SHARES OF CUSTOM DIRECT CANADA

3.1      Purchase and Sale; Subscription Price

         Subject to the terms and conditions of this Agreement, at the Closing and after the transaction in Section 2.1, Custom Direct Canada will issue and sell to the Fund and the Fund will purchase from Custom Direct Canada,
10.9999976 Custom Direct Canada Common Shares at a price of $1,668,985.00 per Custom Direct Canada Common Share for an aggregate subscription price of $18,358,831.00 (the "Fund Common Share Subscription Price").

3.2 Payment of Fund Common Share Subscription Price and Delivery of the Certificates

         The Fund Common Share Subscription Price shall be paid at the Closing Time by, or on behalf of, the Fund by delivery of a bank draft or a certified cheque payable to, or to the order of, Custom Direct Canada, or as may be otherwise directed by Custom Direct Canada in writing, against delivery by Custom Direct Canada of a share certificate representing 10.9999976 Custom Direct Canada Common Shares registered in the name of the Fund.

                                  ARTICLE 4
                     CUSTOM DIRECT CANADA SUBSCRIPTION FOR
                      COMMON SHARES OF CUSTOM DIRECT USA

4.1      Purchase and Sale; Subscription Price

         Subject to the terms and conditions of this Agreement, at the Closing and after the transaction in Section 3.1, Custom Direct USA will issue and sell to Custom Direct Canada and Custom Direct Canada will purchase from Custom Direct USA, one Custom Direct USA Common Share at a price of $$18,358,831.00 per Custom Direct USA Common Share for an aggregate subscription price of $18,358,831.00 (the "Custom Direct Canada Subscription Price").

4.2 Payment of Custom Direct Canada Subscription Price and Delivery of the Certificates

         The Custom Direct Canada Subscription Price shall be paid at the Closing Time by, or on behalf of, Custom Direct Canada by delivery of a bank draft or a certified cheque payable to, or to the order of, Custom Direct USA, or as may be otherwise directed by Custom Direct USA in writing, against delivery by Custom Direct USA of a share certificate representing one Custom Direct USA Common Share registered in the name of Custom Direct Canada.

                                  ARTICLE 5
                     CUSTOM DIRECT USA'S SUBSCRIPTION FOR
                      COMMON SHARES OF CUSTOM DIRECT ULC

5.1      Purchase and Sale; Purchase Price

         Subject to the terms and conditions of this Agreement, at the Closing and after the transaction in Section 4.1, Custom Direct ULC will issue and sell to Custom Direct USA and Custom Direct USA will purchase from Custom Direct ULC, one Custom Direct ULC Common Share at a price of $250,000.00 per Custom Direct ULC Common Share for an aggregate subscription price of $250,000.00 (the "Custom Direct USA Subscription Price").

5.2 Payment of Custom Direct USA Subscription Price and Delivery of the Certificates

         The Custom Direct USA Subscription Price shall be paid at the Closing Time by, or on behalf of, Custom Direct USA by delivery of a bank draft or a certified cheque payable to, or to the order of, Custom Direct ULC, or as may be otherwise directed by Custom Direct ULC in writing, against delivery by Custom Direct ULC of a share certificate representing one Custom Direct ULC Common Share registered in the name of Custom Direct USA.

                                  ARTICLE 6
                     CUSTOM DIRECT ULC'S SUBSCRIPTION FOR
                     PREFERRED SHARES OF CUSTOM DIRECT USA

6.1      Purchase and Sale; Subscription Price

         Subject to the terms and conditions of this Agreement, at the Closing and after the transaction in Section 5.1, Custom Direct USA will issue and sell to Custom Direct ULC and Custom Direct ULC will purchase from Custom Direct USA 10.9999998 Custom Direct USA Preferred Shares at a price of $5,006,954.00 per Custom Direct USA Preferred Share for an aggregate subscription price of $55,076,493.00 (the "Custom Direct ULC Subscription Price").

6.2 Payment of Custom Direct ULC Subscription Price and Delivery of the Certificates

         The Custom Direct ULC Subscription Price shall be paid at the Closing Time by, or on behalf of, Custom Direct ULC by delivery of a bank draft or a certified cheque payable to, or to the order of, Custom Direct USA, or as may be otherwise directed by Custom Direct USA in writing, against delivery by Custom Direct USA of a share certificate representing 10.9999998 Custom Direct USA Preferred Shares registered in the name of Custom Direct ULC.

                                  ARTICLE 7
               THE MERGER OF CUSTOM DIRECT AND CUSTOM DIRECT USA

7.1      The Merger

7.1.1 Subject to the terms and conditions of this Agreement at the Closing and after the transactions in Articles 2.1 to 6.1, Custom Direct USA shall be merged with and into Custom Direct, Inc. in accordance with Delaware Law at the Effective Time (defined below), whereupon the separate existence of Custom Direct USA shall cease, and Custom Direct, Inc. shall survive and continue to exist as a Delaware corporation.

7.1.2 At the Closing Time immediately following the transactions set forth in Sections 2.1 to 6.2, Custom Direct, Inc. and Custom Direct USA will prepare, execute and cause to be filed a certificate of merger in such form as is required by Delaware Law with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the merger. The merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

7.1.3 The merger shall have the effect prescribed by Delaware Law. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, Custom Direct shall possess all the assets (except for the consideration which the shareholders of Custom Direct and Custom Direct USA are entitled to receive pursuant to
         Section 7.4), rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of Custom Direct, Inc. and Custom Direct USA, all as provided under Delaware Law.

7.2      Certificate of Incorporation and Bylaws

         At the Effective Time, the certificate of incorporation and bylaws of Custom Direct will be amended to read in their entirety as set forth on Schedule "E", and, as so amended, shall be the certificate of incorporation and bylaws of Custom Direct, as the surviving corporation.

7.3      Directors and Officers

         The directors of Custom Direct, as the surviving corporation, at the Effective Time will be: John C. Browning, Brendan R. Calder, Stephen M. Pustil, David W. Veit and James J. Meenan, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Custom Direct, as the surviving corporation, at the Effective Time will be: John C. Browning as President and Chief Executive Officer, Brian D. Briggs as Vice President - Finance, Chief Financial Officer and Corporate Secretary, Carl D. Kilhoffer as Vice-President - Operations, Ken H. Illingworth as Vice-President - Marketing, Thomas A. Kneeshaw as Vice President - Systems & Technology and William J. Stevens as Vice-President - Customer Development, until the earlier of their resignation or removal or until their respective successors are appointed.

7.4      Effect of Merger

         Subject to the terms and conditions of this Agreement, at the Effective Time, automatically by virtue of the merger and without any action on the part of any party or shareholder:

7.4.1 MDC and Ashton-Potter shall receive an aggregate amount equal to $83,408,460.00 (the "MDC Merger Consideration") from Custom Direct for the 11 Custom Direct Common Shares held by MDC and Ashton-Potter immediately prior to the Effective Time (being all of the outstanding Custom Direct Common Shares at such time) payable by delivery of (a)
         7.665523117 fully paid and non-assessable Custom Direct Class B Common Shares to MDC, (b) 0.851724791 fully paid and non-assessable Custom Direct Class B Common Shares to Ashton-Potter, (c) 3.513104894 fully paid and non-assessable Custom Direct Series B Preferred Shares to MDC, (d) 0.39034499 fully paid and non-assessable Custom Direct Series B Preferred Shares to Ashton-Potter, (e) a certified cheque or bank draft in the amount of $44,684,016.30 payable to or to the order of MDC, or as may be otherwise directed by MDC and (f) a certified cheque or bank draft in the amount of $4,964,890.70 payable to or to the order of Ashton-Potter, or as may be otherwise directed by Ashton-Potter;

7.4.2 Each Custom Direct USA Common Share outstanding immediately prior to the Effective Time shall be converted into and become 5.4999988 fully-paid and non-assessable Custom Direct Class A Common Shares; and

7.4.3 Each Custom Direct USA Preferred Share outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable Custom Direct Series A Preferred Share.

                                  ARTICLE 8
                CUSTOM DIRECT'S PARTIAL REPAYMENT OF CDI NOTES

8.1      Partial Repayment of CDI Notes

         Subject to the terms and conditions of this Agreement, at the Closing and immediately after the transactions in Article 7.1, Custom Direct will repay $60,398,917.00 of the aggregate principal amount of the CDI Notes owing to MDC and Ashton-Potter (the "CDI Note Partial Repayment").

8.2      Payment

         The CDI Note Partial Repayment shall be paid at the Closing Time by, or on behalf of, Custom Direct By delivery of a bank draft or a certified cheque payable to, or to the order of, MDC as to $54,359,025.30 and Ashton-Potter as to $6,039,891.70, or as may be otherwise directed by MDC or Ashton-Potter, as the case may be, in writing.

                                  ARTICLE 9
                           ASSUMPTION OF CDI NOTES

9.1      Assumption

         Subject to the terms and conditions of this Agreement, at the Closing and immediately after the transaction in Section 8.1, Custom Direct ULC will assume, and shall observe all of Custom Direct's obligations under the CDI Notes which are to be observed or performed thereunder and Custom Direct will issue 4.61379973 Custom Direct Series A Preferred Shares in consideration for such assumption by Custom Direct ULC.

9.2      Issuance of Custom Direct Series A Preferred Shares

         The 4.61379973 Custom Direct Series A Preferred Shares registered in the name of Custom Direct ULC shall be delivered to Custom Direct ULC at the Closing Time.

                                  ARTICLE 10
               EXCHANGE OF CDI NOTES FOR CUSTOM DIRECT ULC NOTES

10.1     Exchange and Purchase

         Subject to the terms and conditions of this Agreement, at the Closing and immediately after the transaction in Section 9.1, Custom Direct ULC will issue to (a) MDC the Canadian equivalent of $20,790,974.70 principal amount Custom Direct ULC Notes (being Cdn $28,982,618.7318) (the "MDC Notes") in exchange for $20,790,974.70 principal amount of CDI Notes held by MDC and (b) Ashton-Potter the Canadian equivalent of $2,310,108.30 principal amount Custom Direct ULC Notes (being Cdn $3,220,290.9702) (the "Ashton-Potter Notes") in exchange for $2,310,108.30 principal amount CDI Notes held by Ashton-Potter.

10.2     Delivery of MDC Notes, Ashton-Potter Notes and CDI Notes

         The MDC Notes registered in the name of MDC and the Ashton-Potter Notes registered in the name of Ashton-Potter shall be delivered by Custom Direct ULC to MDC and Ashton-Potter, as the case may be, against delivery by MDC and Ashton-Potter of $23,101,083.00 aggregate principal amount of CDI Notes.

10.3     Cancellation of CDI Notes

         Upon completion of the transaction in Section 10.2, the CDI Notes shall be cancelled.

                                  ARTICLE 11
                        REPRESENTATIONS AND WARRANTIES

11.1     Representations and Warranties Relating to MDC and Custom Direct

         MDC represents and warrants to Custom Direct Canada, Custom Direct USA and the Fund as follows and acknowledges that each of Custom Direct Canada, Custom Direct USA and the Fund is relying upon the following representations and warranties in completing the transactions contemplated hereby:

11.1.1 Organization and Status. Each of MDC, Ashton-Potter, Custom Direct and each of Custom Direct's subsidiaries is duly incorporated or organized and existing under the laws of its jurisdiction of incorporation or organization, duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification, except to the extent that the failure to be so qualified would not have a Material Adverse Effect.

11.1.2 Power and Due Authorization. Each of MDC, Ashton-Potter, Custom Direct ULC and Custom Direct has the power and authority to enter into and perform its obligations under this Agreement and the Ancillary Agreements as to which it is a party and to carry out the transactions contemplated in the Prospectus. Each of this Agreement and the Ancillary Agreements as to which each is a party has been, or will at the Closing Time be, duly authorized, executed and delivered by each of MDC, Custom Direct ULC, Ashton-Potter and Custom Direct and is, or will at the Closing Time be, a legal, valid and binding obligation of each of MDC, Custom Direct ULC, Ashton-Potter and Custom Direct, enforceable against it in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.

11.1.3 Title to Custom Direct Common Shares. At the Closing Time immediately after the Reorganization and prior to the Effective Time, MDC will own, directly and indirectly through Ashton-Potter, all of the Custom Direct Common Shares, free and clear of all Liens, as the sole beneficial owner and there are no restrictions on the ability of MDC or Ashton-Potter to sell, assign or vote such Custom Direct Common Shares.

11.1.4 Capital of Custom Direct. The authorized and issued capital of Custom Direct at the date of this Agreement and after giving effect to all transactions contemplated at or immediately prior to the Closing (including the Reorganization), is and will be, as applicable, as set forth in Schedule "F" and Schedule "G", respectively. As at the Time of Closing, all Custom Direct Common Shares issued and outstanding at the Date of Closing and prior to the Effective Time will be duly authorized, validly issued and outstanding, fully-paid and non-assessable and free and clear of all Liens. All Custom Direct Class A Common Shares, Custom Direct Class B Common Shares, Custom Direct Series A Preferred Shares and Custom Direct Series B Preferred Shares issuable on completion of the Merger will, at the Time of Closing, upon payment of the consideration set forth in Section 7.4, be duly authorized, validly issued and outstanding, fully-paid and non-assessable, free and clear of all Liens, other than pursuant to the Ancillary Agreements and the Proposed Credit Facility. None of the Custom Direct Common Shares, Custom Direct Class A Common Shares, Custom Direct Class B Common Shares, Custom Direct Series A Preferred Shares or Custom Direct Series B Preferred Shares, other than pursuant to the Ancillary Agreements, are or will be at the Time of Closing, subject to pre-emptive rights or rights of first refusal created by statute, or any agreement to which Custom Direct is a party or by which it is bound; and, other than the Securityholders Agreement, there are no shareholder agreements, pooling agreements, voting trusts or other agreements with respect to the voting of any of such shares.

11.1.5 Subsidiaries. Immediately after the Effective Time, except as disclosed in the Prospectus, there will be no subsidiaries of Custom Direct and Custom Direct will not own an interest in any Person, other than Unique Checks, Inc., Custom Direct ULC and Custom Direct LLC.

11.1.6 No Obligations to Issue Securities. Except as contemplated by this Agreement, the Ancillary Agreements, the Proposed Credit Facility or as disclosed in the Prospectus, there are no agreements, options, warrants, pre-emptive rights, rights of conversion or other rights pursuant to which any of Custom Direct, Custom Direct LLC, Unique Checks, Inc. or Custom Direct ULC is, or may become, obligated to issue any securities.

11.1.7 No Approvals. No consent, approval, authorization or order of, and no filing, registration or recording with, any Governmental Entity or under any contract or agreement material to the Business except for the Required Consents is required in connection with the Reorganization, the execution and delivery of this Agreement and the Ancillary Agreements as to which any of MDC, Ashton-Potter, Custom Direct ULC, Custom Direct LLC, Unique Checks, Inc. or Custom Direct is a party or the performance by each of MDC, Ashton-Potter, Custom Direct ULC and Custom Direct of its obligations hereunder and thereunder and the consummation by each of MDC, Ashton-Potter, Custom Direct ULC and Custom Direct of the transactions contemplated herein and therein.

11.1.8 Liabilities and Guarantees. Immediately after the Effective Time, except as disclosed in the Prospectus or as contemplated by this Agreement, the Ancillary Agreements or the Proposed Credit Facility, Custom Direct, Custom Direct LLC, Unique Checks, Inc. and Custom Direct ULC will have no outstanding liabilities, contingent or otherwise, other than liabilities in respect of trade or business obligations incurred after December 31, 2002 in the Ordinary Course of the Business, none of which has had a Material Adverse Effect or constituted a Material Adverse Change, and, for greater certainty, will have no outstanding indebtedness to MDC.

11.1.9 No Contravention. The Reorganization and the execution and delivery by each of MDC, Ashton-Potter, Custom Direct ULC, Custom Direct LLC and Custom Direct of this Agreement and the Ancillary Agreements as to which it is a party, the performance by each of MDC, Ashton-Potter, Custom Direct ULC, Custom Direct LLC and Custom Direct of any of its respective obligations hereunder and thereunder and compliance with the provisions hereof and thereof does not and will not contravene, breach or result in any default under its organizational documents or under any mortgage, indenture, lease, agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or law to which any of MDC, Ashton-Potter, Custom Direct ULC, Custom Direct LLC and Custom Direct is a party or by which it is bound except for breaches and defaults that would not have a Material Adverse Effect.

11.1.10 Capital Expenditures. Since December 31, 2002, Custom Direct and its subsidiaries have not made, individually or collectively, any capital expenditures in excess of $2,000,000.

11.1.11  Non-Arm's Length Transactions.

         11.1.11.1 Custom Direct has not made any payment or loan to, or borrowed any monies from, nor is Custom Direct otherwise indebted to, any officer, director, employee, shareholder or any other Person with whom Custom Direct is not dealing at arm's length or any affiliate of any of the foregoing, except as disclosed in the Prospectus and except for transactions contemplated by the Reorganization, this Agreement, the Ancillary Agreements and the Proposed Credit Facility and for usual compensation paid in the Ordinary Course of the Business.

         11.1.11.2 Except as disclosed in the Prospectus and except for transactions contemplated by the Reorganization, this Agreement and the Ancillary Agreements and the Proposed Credit Facility and except for contracts or agreements made solely between Custom Direct and any subsidiaries or between any of the subsidiaries of Custom Direct and except for contracts of employment, Custom Direct is not a party and has not been a party since December 31, 2002 to any contract or agreement with any officer, director, employee, shareholder or any other Person with whom Custom Direct is not dealing at arm's length or any affiliate of any of the foregoing.

11.1.12 Corporate Records. The corporate records and minute books of Custom Direct contain complete and accurate minutes of all meetings and consents of its shareholders, directors and committees thereof held since January 1998.

11.1.13 Employment Matters. None of Custom Direct, Custom Direct LLC or Unique Checks, Inc. is a party to or is bound by any contract with or commitment to any trade union, council of trade unions, employee bargaining agent or affiliated bargaining agent, nor to the knowledge of Custom Direct or MDC, is any person currently threatening to organize or establish any trade union or employee association with respect to Custom Direct, Custom Direct LLC or Unique Checks, Inc. and Custom Direct has not conducted negotiations with respect to any such future contracts or commitments.

11.1.14 ERISA. Except as disclosed in the Prospectus and in Schedule "J", there are no employees' benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or bonus plans maintained by any of Custom Direct, Custom Direct LLC or Unique Checks, Inc.

11.1.15 Permits, Registrations and Elections. Each of Custom Direct, Custom Direct LLC and Unique Checks, Inc. holds all permits, licenses, approvals, consents, authorizations, registrations, certificates and franchises which it requires, or is required to have, to own its properties and assets and to carry on the Business as presently conducted by Custom Direct, Custom Direct LLC and Unique Checks, Inc. (collectively, the "Permits") except where the absence of a Permit would not have a Material Adverse Effect.

11.1.16 Residence of MDC and Ashton-Potter. Neither MDC nor Ashton-Potter is a non-resident of Canada within the meaning of the Income Tax Act (Canada).

11.1.17 No Other Agreements to Purchase. Other than as contemplated by the Reorganization, this Agreement and the Ancillary Agreements, no Person has any written or oral agreement, understanding, option or warrant or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming such for the purchase or acquisition from MDC or Ashton-Potter of any of the Custom Direct Common Shares.

11.1.18 Prospectus Disclosure. As of the date of filing with the Securities Commissions and as of the Closing Time, the Prospectus will contain full, true and plain disclosure of all material facts relating to the Business in the context of the Offering and the Prospectus will not contain any Misrepresentation with respect to the Business in the context of the Offering, including the description of the Business and all other information with respect to the Business.

11.1.19 Financial Statements. Except as disclosed in the Prospectus, the combined financial statements of Custom Direct contained in the Prospectus, including the footnotes thereto, have been prepared in accordance with generally accepted accounting principles, consistently applied and present fairly, in all material respects, the assets, liabilities and financial position of Custom Direct as at December 31, 2002, 2001 and 2000, as applicable, and the condensed combined results of its operations and its cash flows for the years ended December 31, 2002, 2001, 2000 and 1999.

11.1.20  Environmental and Occupational Safety and Health Matters.

         11.1.20.1 Each property, operation and facility comprising part of Custom Direct's or its subsidiaries' assets:

         (a) complies, and the Business is operated in compliance, in all respects with (i) all applicable Environmental Laws and (ii) all applicable Occupational Safety and Health Laws, except where such noncompliance would not have a Material Adverse Effect; and

         (b) is not subject to any judicial, administrative or other proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law, except where such proceeding would not have a Material Adverse Effect.

                  11.1.20.2 In connection with the Business or its operation, neither Custom Direct nor its subsidiaries:

         (c) has received any written notice (i) alleging that it or any of its subsidiaries may be in violation of any Environmental Law or Occupational Safety and Health Law, or (ii) threatening the commencement of any material proceeding relating to alleged non-compliance with any Environmental Law or any Occupational Safety and Health Law, or (iii) alleging that it or any of its subsidiaries is or may be responsible for any response, clean-up, or corrective action, including any remedial investigation/feasibility study, under any Environmental Law or Occupational Safety and Health Law;

         (d) has received any written notice that it or any of its subsidiaries is the subject of an investigation of a Governmental Entity to evaluate whether any investigation, remedial action or other response is needed to respond to
                  (i) a spillage, disposal or release or threatened release into the environment of any Substance, or (ii) any alleged violation of any Occupational Safety and Health Law;

         (e) has filed any written notice under or relating to any Environmental Law or Occupational Safety and Health Law indicating or reporting (i) any past or present spillage, disposal or release (other than permitted releases) into the environment of, or treatment, storage or disposal of (other than permitted releases), any Substance in excess of quantities requiring notification under any Environmental Law, or (ii) any violation of any Occupational Safety and Health Law;

         (f) to its knowledge, has a material contingent liability in connection with (i) any actual or potential spillage, disposal or release into the environment of, or otherwise with respect to any Substance or (ii) any unsafe or unhealthful condition; and

         (g) to its knowledge , has any Substances on, in or under any property or facilities, owned, operated or controlled by Custom Direct or its subsidiaries in connection with the Business or comprising part of Custom Direct's or its subsidiaries' assets (except Substances used in the ordinary course of the business of the Business and which, to its knowledge, have been used, stored, handled, treated and disposed of in all material respects in accordance with all applicable Environmental Laws and Occupational Safety and Health Laws) that, under applicable Environmental Laws or Occupational Safety and Health Laws (i) impose a liability for removal, remediation, or other clean-up or damage to natural resources, in an amount equal to or greater than $300,000; or (ii) would have a Material Adverse Effect.

11.1.21 Conduct of Business in Ordinary Course. Except as disclosed in the Prospectus, since December 31, 2002, the Business has been carried on in the Ordinary Course.

11.1.22 No Material Adverse Change. Except as disclosed in the Prospectus, since December 31, 2002, there has not been any Material Adverse Change.

11.1.23 Litigation. There is no Litigation pending, or, to the knowledge of Custom Direct, threatened against or affecting Custom Direct, its subsidiaries, or any of their respective properties, or rights or any assets which constitute a Material Adverse Effect.

11.1.24 Compliance With Laws. Each of Custom Direct and its subsidiaries has conducted and is conducting the Business in compliance with all applicable Laws in each jurisdiction in which the Business is carried on, other than acts of non-compliance which would not have a Material Adverse Effect.

11.1.25 Tax, etc. Matters. Custom Direct has paid or will pay or have made or will make arrangements for the payment of all Governmental Charges in respect of the Business, as well as all professional fees incurred in connection with such Governmental Charges. There are no proceedings either in progress, pending or, to the knowledge of Custom Direct, threatened in connection with any Governmental Charges in respect of the Business. Custom Direct has withheld or collected and remitted all material amounts required to be withheld or collected and remitted by it in respect of any Governmental Charges.

11.1.26 Intellectual Property. Custom Direct is the beneficial owner of, or has the right to use, pursuant to a licence agreement or otherwise, the Intellectual Property. The Business is not in, and Custom Direct has not received any written notice of any, default under any such license agreements which would have a Material Adverse Effect, nor has Custom Direct received any written notice of an infringement of any third party's intellectual property rights, or written notice of any pending or threatened Litigation relating to the Intellectual Property. Custom Direct is not aware of any breach by a third party of Custom Direct's rights to its Intellectual Property which would have a Material Adverse Effect.

11.2     No Finders' Fee

         Each of the parties hereto represents and warrants to the other parties that it has not taken, and agrees that it will not take, any action that would cause such other parties to become liable to any claim or demand for a brokerage commission, finder's fee or other similar payment in connection with the transactions contemplated hereby, other than with respect to any Underwriter's fees as described in the Prospectus.

11.3     Survival of Representations and Warranties

         The representations and warranties, and to the extent that they have not fully performed at or prior to the Time of Closing, the covenants, of each party contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive the Closing and continue in full force and effect for a period of two years from the date which the Underwriters notify the Securities Commissions in accordance with Securities Laws of the completion of the distribution of Units under the Prospectus, except that:

11.3.1 the representations and warranties set out in Sections 11.1.1, 11.1.2, 11.1.3 and 11.1.9 which shall survive and continue in full force and effect without limitation of time;

11.3.2 the representations and warranties contained in Section 11.1.18, which shall survive the Closing and continue in full force and effect for a period equal to the period for which the Fund is liable for Misrepresentations under the Prospectus pursuant to the Securities Act (Ontario); and

11.3.3 the representations and warranties contained in Section 11.1.25, which shall survive for 90 days after the end of the Tax Reassessment Period;

and no claim for breach of representation or warranty (other than those referenced in Section 11.3.1 or a claim based on fraud) shall be valid unless the party against whom such claim is made has been given notice thereof before the expiry of such period.

                                  ARTICLE 12
                              CLOSING CONDITIONS

12.1     Conditions Precedent to Closing

         The obligation of each of the parties to complete the transactions contemplated in this Agreement at the Date of Closing is subject to the satisfaction of, or compliance with, at or prior to the Closing Time, each of the following conditions:

12.1.1 Truth of Representations and Warranties. The representations and warranties of each of the parties, as the case may be, made in or pursuant to this Agreement or in any Ancillary Agreement as to which it is a party, shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Time (except in each case, for those representations and warranties that are subject to a materiality qualification, which shall be true and correct in all respects) with the same force and effect as if such representations and warranties had been made on and as of the Closing Time, and each party shall have executed and delivered a certificate of a senior officer (without personal liability), to that effect with respect to the representations and warranties of such party which are contained in this Agreement or in any Ancillary Agreement. Neither the receipt of such certificate nor the Closing shall constitute a waiver by the party receiving such certificate of any of the representations and warranties of such party providing such certificate which are contained in this Agreement. Upon the delivery of such certificates, the representations and warranties of the parties in Article 11.1, as applicable, shall be deemed to have been made on and as of the Date of Closing with the same force and effect as if made on and as of such date.

12.1.2 Compliance with and Performance of Covenants. Each party shall have fulfilled or complied with in all material respects, all covenants contained in this Agreement and in any Ancillary Agreements as to which it is a party, to be fulfilled or complied with by it at or prior to the Closing and each party shall have executed and delivered a certificate of a senior officer (without personal liability) to that effect. Neither the receipt of such certificate nor the Closing shall constitute a waiver by the party receiving such certificate of any of the covenants of such party on whose behalf a certificate is given to fulfill all covenants which are contained in this Agreement and in any Ancillary Agreements as to which it is a party.

12.1.3 Cash on Hand. MDC shall ensure that at the Time of Closing, the bank accounts of Custom Direct shall contain a cash balance of $4,150,000 plus an amount sufficient to cover all cheques outstanding but not cleared by Custom Direct's banks as at the Time of Closing, after giving credit for all deposits that have been made to the Time of Closing but for which Custom Direct has not been given value.

12.1.4 Reorganization. The Reorganization shall have been completed prior to the Date of Closing.

12.1.5 Required Consents. All Required Consents shall have been obtained on terms acceptable to Custom Direct Canada or the Fund, as the case may be, acting reasonably.

12.1.6 Offering. The Fund shall have completed the sale of Units pursuant to the Offering on terms satisfactory to the Fund, acting reasonably.

12.1.7 Financing. Custom Direct LLC shall have entered into the Proposed Credit Facility as contemplated by the Prospectus, on terms and conditions satisfactory to Custom Direct and MDC, acting reasonably, and the credit facilities to be provided for under the Proposed Credit Facility shall be available to be drawn down by Custom Direct LLC.

12.1.8 Deliveries. All documents relating to the due authorization and completion of the transactions contemplated hereby, all actions and proceedings taken at or prior to the Closing Time on the Date of Closing in connection with the performance by each party of its respective obligations under this Agreement, and all other documents and materials of any kind relating to this Agreement and carrying out the terms hereof, shall be satisfied as follows:

         12.1.8.1 Custom Direct ULC shall deliver or cause to be delivered to the Fund the Custom Direct ULC Notes in the principal amount of the Canadian equivalent of $55,076,493.00 (being Cd $76,776,631.24)
         together with evidence satisfactory to the Fund that the Fund or its nominee has been entered upon the books of Custom Direct ULC as the holder of such Custom Direct ULC Notes;

         12.1.8.2 Custom Direct Canada shall deliver or cause to be delivered to the Fund share certificates representing 10.9999976 Custom Direct Canada Common Shares, together with evidence satisfactory to the Fund that the Fund or its nominee has been entered upon the books of Custom Direct Canada as the holder of such Custom Direct Canada Common Shares;

         12.1.8.3 Custom Direct USA shall deliver or cause to be delivered to Custom Direct Canada share certificates representing 10.9999976 Custom Direct USA Common Shares, together with evidence satisfactory to Custom Direct Canada that Custom Direct Canada or its nominee has been entered upon the books of Custom Direct USA as the holder of such Custom Direct USA Common Shares;

         12.1.8.4 Custom Direct ULC shall deliver or cause to be delivered to Custom Direct USA share certificates representing one Custom Direct ULC Common Share, together with evidence satisfactory to Custom Direct USA that Custom Direct USA or its nominee has been entered upon the books of Custom Direct ULC as the holder of such Custom Direct ULC Common Shares;

         12.1.8.5 Custom Direct USA shall deliver or cause to be delivered to Custom Direct ULC share certificates representing 10.9999998 Custom Direct USA Preferred Shares, together with evidence satisfactory to Custom Direct ULC that Custom Direct ULC or its nominee has been entered upon the books of Custom Direct USA as the holder of such Custom Direct USA Preferred Shares;

         12.1.8.6 Custom Direct, as the surviving corporation of the merger set forth in Article 7.1, shall deliver or cause to be delivered to MDC and Ashton-Potter share certificates representing all of the Custom Direct Class B Common Shares and all of the Custom Direct Series B Preferred Shares and cause to be delivered to MDC and Ashton-Potter in the aggregate $49,648,907.00, together with evidence satisfactory to MDC and Ashton-Potter that MDC and Ashton-Potter or their nominees have been entered upon the books of Custom Direct as the holder of such Custom Direct Class B Common Shares and Custom Direct Series B Preferred Shares;

         12.1.8.7 Custom Direct, as the surviving corporation of the merger set forth in Article 7.1, shall deliver or cause to be delivered to Custom Direct ULC share certificates representing all of the Custom Direct Series A Preferred Shares together with evidence satisfactory to Custom Direct ULC that Custom Direct ULC or its nominee has been entered on the books of Custom Direct as the holder of such Custom Direct Series A Preferred Shares;

         12.1.8.8 Custom Direct, as surviving corporation of the merger set forth in Article 7.1, shall deliver or cause to be delivered to Custom Direct Canada share certificates representing all of the Custom Direct Class A Common Shares together with evidence satisfactory to Custom Direct Canada that Custom Direct Canada or its nominee has been entered on the books of Custom Direct as the holder of such Custom Direct Class A Common Shares;

         12.1.8.9 Custom Direct ULC shall deliver or cause to be delivered to MDC the MDC Notes and Custom Direct ULC shall deliver or cause to be delivered to Ashton-Potter the Ashton-Potter Notes together with evidence satisfactory to MDC and Ashton-Potter that MDC and Ashton-Potter have been entered upon the books of Custom Direct ULC as the holder of such Custom Direct ULC Notes;

         12.1.8.10 MDC and Ashton-Potter shall deliver or cause to be delivered to Custom Direct ULC $23,101,083.00 aggregate principal amount of CDI Notes;

         12.1.8.11 MDC shall cause to be delivered all minutes books of Custom Direct, releases and discharges of Liens, deeds, documents of title, conveyances, bills of sale, transfers, assignments, indentures and instruments, duly executed, appropriate to effectively vest good and marketable title to the Custom Direct Common Shares free and clear of all Liens and immediately registrable in all places where registration of such instruments is necessary or desirable; and

         12.1.8.12 each party shall deliver or cause to be delivered the certificates referred to in Sections 12.1.1 and 12.1.2.

12.1.9 Proceedings. All corporate, partnership, trust or similar proceedings to be taken in connection with the transactions contemplated in this Agreement shall have been completed in a reasonably satisfactory manner and the parties, as applicable, shall deliver or cause to be delivered and each party shall have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all necessary corporate or similar proceedings in connection therewith.

12.1.10 Execution of Other Agreements. The Ancillary Agreements shall have been executed and delivered by all parties thereto and the other transactions contemplated by the Prospectus to be completed prior to the Date of Closing shall have been completed to the satisfaction of the Fund, acting reasonably.

12.1.11 No Adverse Legislation. There shall not be any statute, rule or regulation of any Governmental Entity which makes it illegal for any of the parties to consummate the transactions contemplated hereby or any order, decree or judgment of any Governmental Entity enjoining any party to this Agreement from consummating any of the transactions contemplated hereby.

12.1.12 No Legal Action. No action or proceeding shall be pending or threatened by any Person (other than Custom Direct Canada, Custom Direct USA, Custom Direct ULC, Custom Direct, Custom Direct LLC, Ashton-Potter, Unique Checks, Inc. and MDC) in any jurisdiction, to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement or the right of Custom Direct Canada, Custom Direct ULC, Custom Direct, Custom Direct LLC and Unique Checks, Inc. to conduct the Business after Closing on substantially the same basis as heretofore operated or to seek damages in connection with this Agreement.

                                  ARTICLE 13
                           COVENANTS OF THE PARTIES

13.1     Covenant Regarding Representations, Warranties and Conditions

         Except as expressly provided in this Agreement or except with the prior written consent of the other parties hereto, prior to the Closing Time each of the parties shall do or refrain from doing all acts and things in order to ensure that the respective representations and warranties of such party in Article 11.1 remain true and correct at the Closing Time as if such representations and warranties were made at and as of such date and to satisfy or cause to be satisfied the conditions in Article 12.1 which are within such party's control.

13.2     Conduct of Business Prior to Closing

         During the Interim Period, Custom Direct agrees that it will use its reasonable commercial efforts to conduct the Business only in the Ordinary Course.

13.3     Reorganization

         MDC and Custom Direct will take all necessary steps to complete the Reorganization as set forth in Schedule "H" prior to the Closing Time.

13.4     Transfer of the Securities

13.4.1 Custom Direct ULC shall take all necessary steps and corporate proceedings to cause (a) the Custom Direct ULC Notes issued by Custom Direct ULC to be duly and validly created, issued and delivered to the Fund at the Closing on the Date of Closing, free and clear of all Liens other than Liens, if any, granted by the Fund and (b) the Custom Direct ULC Notes issued by Custom Direct ULC to be duly and validly created, issued and delivered to MDC and Ashton-Potter at the Closing on the Date of Closing, free and clear of all Liens other than Liens, if any granted by MDC or Ashton-Potter, as the case may be.

13.4.2 Custom Direct Canada shall take all necessary steps and corporate proceedings to cause the Custom Direct Canada Common Shares issued by Custom Direct Canada to be duly and validly created, issued as fully paid and non-assessable and delivered to the Fund at the Closing on the Date of Closing, free and clear of all Liens other than (i) the restrictions on transfer, if any, contained in the articles of Custom Direct Canada and (ii) Liens, if any, granted by the Fund.

13.4.3 Custom Direct USA shall take all necessary steps and corporate proceedings to cause the Custom Direct USA Common Shares issued by Custom Direct USA to be duly and validly created, issued as fully paid and non-assessable and delivered to Custom Direct Canada at the Closing on the Date of Closing, free and clear of all Liens other than (i) the restrictions on transfer, if any, contained in the articles of Custom Direct USA and (ii) Liens, if any, granted by Custom Direct Canada.

13.4.4 Custom Direct ULC shall take all necessary steps and corporate proceedings to cause the Custom Direct ULC Common Shares issued by Custom Direct ULC to be duly and validly created, issued as fully paid and non-assessable and delivered to Custom Direct USA at the Closing on the Date of Closing, free and clear of all Liens other than (i) the restrictions on transfer, if any, contained in the articles of Custom Direct ULC and (ii) Liens, if any, granted by Custom Direct USA.

13.4.5 Custom Direct USA shall take all necessary steps and corporate proceedings to cause the Custom Direct USA Preferred Shares issued by Custom Direct USA to be duly and validly created, issued as fully paid and non-assessable and delivered to Custom Direct ULC at the Closing on the Date of Closing free and clear of all Liens other than
         (i) the restrictions on transfer, if any, contained in the articles of Custom Direct USA and (ii) Liens, if any, granted by Custom Direct ULC.

13.4.6   Custom Direct, as surviving corporation of the merger set forth in
         Article 7.1, shall take all necessary steps and corporate proceedings to cause the Custom Direct Class B Common Shares and the Custom Direct Series B Preferred Shares issued by Custom Direct to be duly and validly created, issued as fully paid and non-assessable and delivered to MDC at the Closing on the Date of Closing, free and clear of all Liens other than (i) the restrictions on transfer, if any, contained in the articles of Custom Direct and (ii) Liens, if any, granted by MDC.

13.4.7   Custom Direct, as surviving corporation of the merger set forth in
         Article 7.1, shall take all necessary steps and corporate proceedings to cause the Custom Direct Class A Common Shares issued by Custom Direct to be duly and validly created, issued as fully paid and non-assessable and delivered to Custom Direct Canada at the Closing on the Date of Closing, free and clear of all Liens other than (i) the restrictions on transfer, if any, contained in the articles of Custom Direct and (ii) Liens, if any, granted by Custom Direct Canada.

13.4.8   Custom Direct, as surviving corporation of the merger set forth in
         Article 7.1, shall take all necessary steps and corporate proceedings to cause the Custom Direct Series A Preferred Shares issued by Custom Direct to be duly and validly created, issued as fully paid and non-assessable and delivered to Custom Direct ULC at the Closing on the Date of Closing, free and clear of all Liens other than (i) the restrictions on transfer, if any, contained in the articles of Custom Direct and (ii) Liens, if any, granted by Custom Direct ULC.

13.5     Filings and Authorizations

         Each of the parties, as promptly as practicable either before or after the execution of this Agreement, will (i) make, or cause to be made, all such filings and submissions under all Laws applicable to it, as may be required for it to complete the transactions contemplated in this Agreement, and (ii) use its reasonable commercial efforts to take, or cause to be taken, all other actions necessary in order for it to fulfill its obligations under this Agreement. Each of the parties will co-ordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing including, without limitation, providing each other with all notices and information supplied or filed with any Governmental Entity and all notices and correspondence received from any Governmental Entity.

13.6     Names

         Custom Direct agrees not to carry on a business with the name "Ashton-Potter", "Ashton", "Potter", or any similar words or derivatives thereof. Following the Date of Closing, each of MDC and Ashton-Potter agree not to carry on a business with the name "Custom Direct", "Custom", "Direct", "CDI" or similar words or any derivatives thereof.

13.7     Cooperation

         The parties shall cooperate fully in good faith with each other and their respective legal advisors, accountants and other representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement. From time to time after the Date of Closing, each party shall, at the request of any other party, execute and deliver such additional conveyances, transfers and other assurances as may be reasonably required to effectively complete the transactions contemplated herein and to carry out the intent of this Agreement.

13.8     Delivery of Documents

         Following the Date of Closing, MDC agrees to make reasonable efforts to deliver to Custom Direct within 60 days from the Date of Closing the documents listed in Schedule K.

                                  ARTICLE 14
                                INDEMNIFICATION

14.1     Indemnification Provided by Custom Direct Canada in Favour of MDC

         If the Closing occurs, Custom Direct Canada (the "Purchasing Indemnifying Party") shall indemnify and save MDC (the "Selling Indemnified Party") harmless of and from any Damages suffered by, imposed upon or asserted against the Selling Indemnified Party as a result of, in respect of, connected with, or arising out of, under, or pursuant to any failure of the Purchasing Indemnifying Party to perform or fulfill any of its covenants under this Agreement.

14.2 Indemnification Provided by MDC in Favour of Custom Direct Canada, Custom Direct USA and the Fund

         If the Closing occurs, subject to Section 14.3, the Selling Indemnifying Party shall save Custom Direct Canada, the Fund and Custom Direct as the surviving corporation resulting from the merger of Custom Direct USA with and into Custom Direct, Inc. in accordance with Article 7.1 of this Agreement (collectively referred to as the "Purchasing Indemnified Persons") harmless of and from any Damages suffered by, imposed upon or asserted against any of the Purchasing Indemnified Persons as a result of, in respect of, connected with, or arising out of, under, or pursuant to:

14.2.1 any failure of the Selling Indemnifying Party to perform or fulfil any of its covenants under this Agreement; or

14.2.2 any breach or inaccuracy of any representation or warranty given by the Selling Indemnifying Party contained in this Agreement.

14.3     Limitation of Liability of MDC

         The obligation of MDC under Section 14.2 shall be limited to an amount equal to the MDC Merger Consideration.

14.4     Notice of Claim

         If a party (the "Indemnified Party") wishes to make a claim for indemnification (a "Claim") pursuant to this Article 14.1 against the other party (the "Indemnifying Party"), the Indemnified Party shall promptly give notice to the Indemnifying Party of the Claim. Such notice shall specify whether the Claim originates with the Indemnified Party (an "Original Claim") or with a Person other than the Indemnified Party (a "Third Party Claim"), and shall also specify with reasonable particularity (to the extent that the information is available):

14.4.1   the factual basis for the Claim; and

14.4.2 the amount of the Claim, or, if an amount is not then determinable, an approximate and reasonable estimate of the potential amount of the Claim.

14.5     Procedure for Indemnification

14.5.1 Following receipt of Notice of a Claim from an Indemnified Party, the Indemnifying Party shall have 30 Business Days to make such investigation of the Claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party and its authorized representatives the information relied upon by the Indemnified Party to substantiate the Claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 30 Business Day period (or any mutually agreed upon extension thereof) to the validity and amount of the Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim.

14.5.2 Promptly after receipt by an Indemnified Party of a notice of the commencement of any proceeding against it, the Indemnified Party will, if a claim is to be made against an Indemnifying Party hereunder, give notice to the Indemnifying Party of the commencement of such claim. The failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except, if and to the extent that the Indemnifying Party demonstrates that the defence of such action is prejudiced by the Indemnified Party's failure to give such notice.

14.5.3 If any proceeding referred to in Section 14.5.2 above (a "Proceeding") is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of the Proceeding, the Indemnifying Party will be entitled to participate in the Proceeding. Subject to the next following sentence, to the extent that the Indemnifying Party wishes to assume the defence of the Proceeding with counsel satisfactory to the Indemnified Party, acting reasonably, it may do so provided it reimburses the Indemnified Party for all of its out-of-pocket expenses arising prior to or in connection with such assumption. The Indemnifying Party may not assume defence of the Proceeding if the Indemnifying Party is also a party to the Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defence of the Proceeding, the Indemnifying Party will not, as long as it diligently conducts such defence, be liable to the Indemnified Party under this Section 14.5.3 for any fees of other counsel or any other expenses with respect to the defence of the Proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defence of the Proceeding, other than reasonable costs of investigation. If the Indemnifying Party assumes the defence of a Proceeding, (i) no compromise or settlement of such claims may be made by the Indemnifying Party without the Indemnified Party's consent (which may not be unreasonably withheld) unless (A) there is no finding or admission of any violation of Laws or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (ii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent not to be unreasonably withheld. If notice is given to an Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within ten Business Days after receipt of such notice, give notice to the Indemnified Party of its election to assume the defence of the Proceeding, the Indemnifying Party will not be entitled to assume the defence, unless the Indemnifying Party determines in good faith that the Indemnified Party has failed to vigorously defend itself in such defence.

14.5.4 Notwithstanding Section 14.5.3, if an Indemnified Party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle the Proceeding. In such case, the Indemnifying Party need not advance the out-of-pocket expenses incurred by the Indemnified Party in such Proceeding and will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

14.5.5 Where the defence of a Proceeding is being undertaken and controlled by the Indemnifying Party, the Indemnified Party will use all reasonable efforts to make available to the Indemnifying Party those employees whose assistance, testimony or presence is necessary to assist the Indemnifying Party in evaluating and defending any such claims. However, the Indemnifying Party shall be responsible for the reasonable out of pocket expense associated with any employees made available by the Indemnified Party to the Indemnifying Party pursuant to this Section 14.5.5).

14.5.6 With respect to any Proceeding, the Indemnified Party shall make available to the Indemnifying Party or its representatives on a timely basis all documents, records and other materials in the possession of the Indemnified Party, at the expense of the Indemnifying Party, reasonably required by the Indemnifying Party for its use in defending any such claim and shall otherwise co-operate on a timely basis with the Indemnifying Party in the defence of such claim.

14.6     Additional Rules

         The obligation of the parties to indemnify each other pursuant to this Article 14.1 shall only apply to the extent that the Claims, in the aggregate, exceed Cdn$200,000 and any Claim arising as a result of a breach of a representation or warranty contained in Article 11.1 shall be made not later than the date on which, pursuant to Section 11.3, such representation or warranty terminated, provided, however, that the obligation of the Selling Indemnifying Party to indemnify the Purchasing Indemnified Persons pursuant to this Article 14.1 shall only apply to the extent that the Claims, in the aggregate, exceed Cdn$500,000 for any breach or inaccuracy of any representation or warranty given by the Selling Indemnified Party relating to Custom Direct, Custom Direct LLC, or their subsidiaries or the Business.

                                  ARTICLE 15
                                  TERMINATION

15.1     Termination by the Fund and Custom Direct Canada

         If any of the conditions set forth in Article 12.1 have not been fulfilled or waived at or prior to Closing or any obligation or covenant to be performed at or prior to Closing has not been observed or performed by Custom Direct or MDC by Closing, either of the Fund or Custom Direct Canada may terminate this Agreement by giving notice in writing to the other and to each of Custom Direct and MDC. Upon giving the requisite notice, each of the parties hereto shall be released from all obligations hereunder, save and except for the obligations under Section 18.4 which shall survive. Each of Custom Direct and MDC shall only be released from its respective obligations if the condition or conditions for the non-performance of which this Agreement has been terminated by the Fund or Custom Direct Canada are not reasonably capable of being performed or caused to be performed by Custom Direct or MDC, as the case may be. If the Fund or Custom Direct Canada waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination or otherwise in the event of non-fulfillment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.

15.2     Termination by Custom Direct and MDC

         If any of the conditions set forth in Article 12.1 have not been fulfilled or waived at or prior to Closing or any obligation or covenant of the Fund and Custom Direct Canada to be performed at or prior to Closing has not been observed or performed by Closing, each of Custom Direct and MDC may terminate this Agreement by giving notice in writing to the other party and to each of the Fund and Custom Direct Canada. Upon giving the requisite notice, the party that wishes to terminate this Agreement (the "Terminating Party") shall be released from all obligations hereunder, save for the obligations of MDC under Section 18.4 which shall survive. Each of the Fund and Custom Direct Canada shall only be released from its respective obligations if the condition or conditions for the non-performance of which the Terminating Party has terminated this Agreement are not reasonably capable of being performed or caused to be performed by the Fund or Custom Direct Canada. If the Terminating Party waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination or otherwise in the event of non-fulfillment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.

15.3     Other Termination Rights

         This Agreement may, by notice in writing by any party given prior to or on the Date of Closing, be terminated:

         (a) by mutual consent of all the parties; or

         (b) if the Closing has not been completed prior to June 15, 2003;

and, in such event, each party shall be released from all obligations under this Agreement.

15.4     Effect of Termination

         Each party's right of termination under this Article 15.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. Nothing in Article 15.1 shall limit or affect any other rights or causes of action any of the parties may have with respect to the representations, warranties, covenants and indemnities in its favour contained in this Agreement.

                                  ARTICLE 16
                                    CLOSING

16.1     Location and Time of the Closings

         The Closing shall take place at the Closing Time on the Date of Closing at the offices of Torys LLP in Toronto, Ontario, Canada, or at such other place, on such other date and at such other time as may be agreed upon in writing by the parties.

16.2     Closing Procedures

         Subject to satisfaction or waiver by the relevant parties of the conditions of Closing, at the Closing Time the deliveries and payments contemplated by Articles 2.1 through 10.1 (inclusive) of this Agreement, shall be completed as provided herein.

                                  ARTICLE 17
                                  ARBITRATION

17.1     Best Efforts to Settle Disputes

         In the event any dispute, claim, question or difference (a "Dispute") arises out of or with respect to this Agreement or its performance, enforcement, breach, termination or validity, the parties shall use their commercially reasonable efforts to settle the Dispute. To this end, they shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to both parties.

17.2     Arbitration

         Except as is expressly provided in this Agreement, if the parties do not reach a solution pursuant to Section 17.1 within a period of 30 Business Days following the first notice of the Dispute by any party to the others, then upon written notice by any party to the others (a "Notice of Arbitration"), the Dispute shall be finally settled by arbitration in accordance with the provisions of the Arbitration Act, 1991 S.O. 1991, Chap. 17 (the "Arbitration Act"), subject to the following:

17.2.1 the arbitration tribunal shall consist of one arbitrator appointed by mutual agreement of the parties, or in the event of failure to agree within 10 Business Days following delivery of the written Notice of Arbitration, any party may apply to a judge of the Ontario Superior Court of Justice to appoint an arbitrator. The arbitrator shall be qualified by education, training and industry experience to rule upon the particular matter to be decided;

17.2.2 the arbitrator shall be instructed that time is of the essence in the arbitration proceeding and, in any event, the arbitration award must be made within 90 days of the submission of the Dispute to arbitration and within 15 days of the conclusion of any hearing, or, if none, written submissions;

17.2.3 after written notice is given to refer any Dispute to arbitration, the parties will meet within 10 Business Days of delivery of the notice and will negotiate in good faith any changes in these arbitration provisions or the rules of arbitration which are herein adopted, in an effort to expedite the process and otherwise ensure that the process is appropriate given the nature of the Dispute and the values at risk;

17.2.4 the arbitration shall take place in Toronto, Ontario and shall be conducted in the English language;

17.2.5 the application of Section 7(2) of the Arbitration Act is expressly excluded;

17.2.6 despite Section 28(1) of the Arbitration Act, an arbitrator shall not, without the written consent of all parties to the arbitration, retain any experts;

17.2.7 the arbitration award shall be given in writing and shall be final and binding on the parties, and there shall be no appeal therefrom (including on a question of law). The award shall give reasons and shall deal with the question of costs of arbitration and all related matters;

17.2.8 judgment upon any award may be entered in any court having jurisdiction or application may be made to the court for a judicial recognition of the award or an order of enforcement, as the case may be;

17.2.9 all Disputes referred to arbitration (including the scope of the agreement to arbitrate, any statute of limitations, set-off claims, conflict of laws rules, tort claims and interest claims) shall be governed by the substantive law of Ontario; and

17.2.10 the parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the arbitrator, the parties, their counsel and any Person necessary to the conduct of the proceeding, except as may be required by law or as may lawfully be required in judicial proceedings relating to the arbitration or otherwise.

                                  ARTICLE 18
                                GENERAL MATTERS

18.1     Severability

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

18.2     Enurement

         This Agreement will be binding upon and enure to the benefit of the parties to this Agreement and their respective successors and permitted assigns from time to time.

18.3     Assignment

         This Agreement may be assigned in whole or in part by MDC or Ashton-Potter (upon notice to Custom Direct Canada and the Fund) to any transferee of Custom Direct Common Shares and Custom Direct Preferred Shares; and, upon the transferee executing an instrument in writing agreeing to be bound by this Agreement, the transferee shall be entitled to its benefit and be bound by all of its terms as if it were an original signatory hereto, provided that MDC shall continue to be bound by all of its obligations hereunder as if such assignment had not occurred. This Agreement may not be assigned by Custom Direct Canada or the Fund without the written consent of MDC, provided that Custom Direct Canada or the Fund may assign the benefits of this Agreement, directly or indirectly, to a financial institution providing loans to it or an affiliate and no such assignment to such a financial institution will give rise to any liability on the part of such financial institution.

18.4     Expenses

         Except for costs and expenses paid for from the proceeds of the Offering or as otherwise expressly provided in this Agreement, all costs and expenses (including the fees and disbursements of legal counsel, investment advisers and accountants) incurred (including after the Closing Date) in connection with this Agreement, the Ancillary Agreements, the Reorganization and the transactions contemplated herein and therein, shall be paid by MDC.

18.5     Notices

         All notices and other communications to the Fund, Custom Direct Canada, Custom Direct, Custom Direct ULC, MDC and Ashton-Potter under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at any other address for the party as is specified in like notice):

         (a) if to the Fund:

              79 Wellington Street West
              Suite 3000
              Toronto-Dominion Centre
              Toronto, Ontario
              M5K 1N2

              Attention:   The Trustees, c/o Karrin Powys-Lybbe
              Fax:         416-865-7380

              with a copy to Custom Direct (at the address provided herein);

         (b) if to Custom Direct Canada:

              79 Wellington Street West
              Suite 3000
              Toronto-Dominion Centre
              Toronto, Ontario
              M5K 1N2

              Attention:   Chief Executive Officer, c/o Karrin Powys-Lybbe
              Fax:         416-865-7380

              with a copy to the Fund, Custom Direct ULC and Custom Direct (at the address provided herein);

         (c) if to Custom Direct ULC:

              c/o Custom Direct, Inc.
                  1802 Fashion Court
                  Joppa, Maryland 21085
                  USA

              Attention:   Chief Financial Officer
              Fax:         410-676-0950

         (d) if to Custom Direct:

              1802 Fashion Court
              Joppa, Maryland 21085
              USA

              Attention:   Chief Financial Officer
              Fax:         410-676-0950

         (e) if to MDC or Ashton-Potter:

              45 Hazelton Ave.
              Toronto, Ontario
              M5R 2E3

              Attention:   Executive Vice President and Chief Financial Officer
              Fax:         416-960-9555

         Any notice given as aforesaid shall be deemed to have been given at the time delivered or faxed (provided complete transmission is confirmed) if delivered or faxed to the recipient on a Business Day (in the city in which the addressee is located) and before 4:30 p.m. (local time in the city in which the addressee is located) on such Business Day, and otherwise shall be deemed to be given at 9:00 a.m. (local time in the city in which the addressee is located) on the next following Business Day (in the city in which the addressee is located). Any party may change its address for notice by notice to the other parties hereto given in the manner herein provided.

18.6     Non-Merger

         Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the Closing and, notwithstanding such Closing and any investigation made by or on behalf of any party, shall continue in full force and effect. Closing shall not prejudice any right of one party against any other party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

18.7     Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, except that Article 7.1 of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein.

18.8     Attornment

         Each of the parties agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or later to the venue of that action or proceeding, irrevocably submits to the jurisdiction of those courts in that action or proceeding, agrees to be bound by any judgment of those courts and agrees not to seek, and hereby waives, any review of the merits of any judgment by the court of any other jurisdiction and hereby appoints Custom Direct Canada at its principal office in the Province of Ontario as attorney for service of process.

18.9     Time of Essence

         Time is of the essence of this Agreement.

18.10    Entire Agreement

         This Agreement and the other agreements contemplated hereby constitute the entire agreement between the parties pertaining to the subject matter hereof. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement or as otherwise set out in writing and delivered at Closing. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made by any party hereto or its directors, officers, employees or agents, to any other party hereto or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent aforesaid.

18.11    Contractual Liability of the Fund

         The parties hereto acknowledge that the trustees of the Fund are entering into this agreement solely in their capacity as trustees on behalf of the Fund and the obligations of the Fund hereunder shall not be personally binding upon the trustees, or any of the unitholders of the Fund or any annuitants and any recourse against the Fund, the trustees of the Fund, or any unitholder of the Fund or annuitant in any manner in respect of any indebtedness, obligation or liability of the Fund arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, if any, including, without limitation, claims based on negligence or otherwise tortious behaviour, shall be limited to and satisfied only out of, the Trust Assets as defined in the Declaration of Trust.

18.12    Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other parties an original of the signed copy of this Agreement which was so faxed.

18.13    Further Assurances

         Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                      CUSTOM DIRECT INCOME FUND, by its
                                      attorney, Custom Direct Canada Inc.


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      CUSTOM DIRECT CANADA INC.


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      CUSTOM DIRECT USA INC.


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      CUSTOM DIRECT, INC.


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      CUSTOM DIRECT ULC


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      MDC CORPORATION INC.


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      ASHTON-POTTER CANADA INC.


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:

                                 SCHEDULE "A"

                            Form of Note Indenture

                                 SCHEDULE "B"

                       Form of Non-Competition Agreement

                                 SCHEDULE "C"

                          Form of Exchange Agreement

                                 SCHEDULE "D"

                       Form of Securityholders Agreement

                                 SCHEDULE "E"

           Certificate of Incorporation and Bylaws of Custom Direct

                                 SCHEDULE "F"

                 Capital of Custom Direct (Pre-Effective Time)



Authorized Share Capital

1,000 Common Stock





Issued Share Capital



9.9 Shares of common stock held by MDC



1.1 Shares of common stock held by Ashton-Potter

                                 SCHEDULE "G"

                   Capital of Custom Direct (Effective Time)



Authorized Share Capital


100 Shares of Class A Common Stock  par value $0.001

100 Shares of Class B Common Stock par value $0.001

100 Series A Preferred Shares par value $0.001

100 Series B Preferred Shares par value $0.001


Issued Share Capital

15.61379641 Shares of Class A Common Stock  held by Custom Direct Canada

3.513104188 Shares of Class B Common Stock held by MDC

0.39034491 Shares of Class B Common Stock held by Ashton-Potter


15.61379953 Series A Preferred Shares held by Custom Direct ULC

3.513104894 Series B Preferred Shares held by MDC

0.39034499 Series B Preferred Shares held by Ashton-Potter

                                 SCHEDULE "H"

                        Reorganization of Custom Direct

(a) MDC U.S. Finance, Inc. ("MDC U.S. Finance") will be merged into MDC Communications Corporation of America ("MDC CCA") with MDC CCA being the "surviving entity";

(b) Artistics Greetings Incorporated, Check Gallery Inc., Image Checks, Inc. and Henderson Custom, Inc. will be merged into Custom Direct, Inc. with Custom Direct, Inc. being the "surviving entity";

(c) Custom Direct, Inc. will be merged into MDC CCA with MDC CCA being the "surviving entity"; the surviving entity will be renamed "Custom Direct, Inc." ("CDI").

(d) CDI will transfer a small portion of its cheque printing business to Ashton-Potter (USA) Ltd. ("Ashton-Potter USA") in exchange for common shares of Ashton-Potter USA; Ashton-Potter USA will be renamed Unique Checks, Inc. ("Unique");

(e) Unique will dispose its stamp printing assets (either directly or indirectly through a single member LLC) to a newly created wholly-owned U.S. subsidiary of MDC; similarly, CDI will transfer the redundant subsidiaries which do not form part of the CDI business to that new subsidiary of MDC;

(f) MDC will assume $83.5M of debt owed by a New York partnership ("MDC Partners") (to bondholders) and in consideration for such assumption MDC will receive two notes payable from MDC Partners, one in the amount of $75.15 million and the other in the amount of $8.35 million (the "CP Notes");

(g) MDC will transfer the $8.35 million note from MDC Partners to Ashton-Potter in exchange for additional common shares of Ashton Potter;

(h) MDC Nova Scotia Corp., a Nova Scotia unlimited liability corporation owned by MDC Partners ("Nova Scotia ULC"), will return $83.5 million in capital to MDC Partners. The return of capital will be satisfied by issuing two notes to MDC Partners, one in the amount of $75.15 million and other in the amount of $8.35 million (the "NS Notes");

(i) the partners of MDC Partners, being MDC and Ashton-Potter, will agree that, following the liquidation of MDC Partners, Ashton-Potter will sell the property it receives on the liquidation (its portion of the shares of Nova Scotia ULC and NS Notes to MDC for fair market value consideration; MDC Partners will then be liquidated, each of MDC and Ashton-Potter will receive an undivided interest of 90% and 10%, respectively, in the shares of Nova Scotia ULC and each will receive the $75.15 million and the $8.35 million NS Notes, respectively, to satisfy MDC Partners' obligations to MDC and Ashton-Potter under the CP Notes;

(j) following the liquidation of MDC Partners, Ashton-Potter will (as previously agreed in step (g) above) sell its 10% undivided interest in the shares of Nova Scotia ULC to MDC for cash consideration equal to the fair market value of that interest (estimated to be $18M);

(k) MDC will agree that, following the wind-up of Nova Scotia ULC, it will sell 10% of the shares of CDI (that it will receive on the wind-up) to Ashton-Potter for fair market value in consideration for the issuance of shares of Ashton-Potter; Nova Scotia ULC will then be wound up and MDC will receive all of the shares of CDI on the wind-up and the NS Notes will be cancelled;

(l) following the wind-up of Nova Scotia ULC, MDC will (as previously agreed in step (i) above) sell 10% of the shares of CDI to Ashton-Potter for fair market value in consideration for the issuance of common shares of Ashton-Potter to MDC; the sale will occur on a tax-deferred or rollover basis pursuant to the provisions of section 85 of the Income Tax Act (Canada);

(m) MDC will incorporate a new wholly-owned U.S. subsidiary corporation ("U.S. Newco"); MDC will transfer its 90% shares of CDI to U.S. Newco for fair market value consideration consisting of a note payable by U.S. Newco to MDC (in an amount equal to 90% of $83.5M) and common shares of U.S. Newco;

(n) Ashton-Potter will similarly sell its 10% shares of CDI to U.S. Newco for fair market value consisting of a note payable by U.S. Newco to Ashton-Potter (in an amount equal to 10% of $83.5M) and common shares of U.S. Newco; after giving effect to these steps, MDC will own 90% of the debt and common shares of U.S. Newco, Ashton-Potter will own 10% of the debt and common shares of US Newco, U.S. Newco will in turn own 100% of CDI and CDI will own 100% of Unique;

(o) immediately following the transaction in Section 6.1 of the Acquisition Agreement, CDI will be merged into U.S. Newco with U.S. Newco surviving. The merged entity will continue to be called CDI; and

(p) immediately following the transaction in step (m) above, CDI will form Custom Direct LLC ("CDI LLC") and CDI will transfer all of its business and its shares of Unique to CDI LLC in return for a combination of debt and membership interests in CDI LLC.

                                 SCHEDULE "I"

                                   Consents

1. License agreement between National Geographic Society and Message!Products, Inc. dated January 1, 2000.

2. License agreement between Nation Parks Conservation Association and Message!Products, Inc. dated January 1, 2001.

3. License agreement between Jordan Outdoor Enterprises and Custom Direct, Inc. dated April 26, 2002.

4. License agreement between United Feature Syndicate, Inc. and Custom Direct, Inc. dated May 10, 2002.

5. Trademark license agreement between American Airlines, Inc. and Custom Direct, Inc. dated January 1, 2000.

6. Merchandise license agreement between Art Impressions, Inc. and Custom Direct, Inc., dba Image Check dated April 5, 2000.

7. License agreement between Simon & Schuster, Inc. and Custom Direct, Inc. dated June 4, 2001.

8. License agreement between Southwest Airlines Co. and Identity Check Printers, Inc. dated September 1, 1997.

9. License agreement between Custom Direct, Inc. and Spiderwebart dated June 24, 2002.

10. License agreement between Universal Studios Licensing, Inc. and Custom Direct, Inc. dated June 11, 2001.

11. Trademark license agreement between Humane Society of the United States and the Check Gallery dated November 22, 1999.

12. License agreement between Kellogg Company and Custom Direct, Inc. dated August 1, 2000.

13. License agreement between Sally Killips d.b.a. Sanctuary Studio and The Check Gallery Inc. dated March 1, 2000.

14. License agreement between Custom Direct, Inc. and The Jim Henson Company, Inc. dated July 23, 2001.

15. License agreement between Giordano Art Ltd. and Custom Direct, Inc. dated January 1, 2001.

16. License agreement between The Copyrights Group Limited and Custom Direct, Inc. dated January 16, 2002.

17. Agreement between Frederick Warne and Company Inc. and Custom Direct, Inc. dated January 7, 2002.

18. License agreement between Cast Art Industries, Inc. and The Check Gallery dated January 1, 2000.

19. Trademark license agreement between Chevrolet Motor Division, General Motors Corporation and Custom Direct Inc. f/k/a The Check Gallery Inc. dated July 19, 2000.

20. License agreement between Ducks Unlimited, Inc. and Custom Direct, Inc. dated September 1, 2001.

21. License agreement between National Audubon Society, Inc. and Message!Products, Inc. dated April 15, 2001.

22. License agreement between General Mills, Inc. and Custom Direct, Inc. dated May 1, 2002.

23. License agreement between Art Impressions, Inc. and Custom Direct, Inc. dated April 5, 2000.

                                 SCHEDULE "J"

                                     ERISA

1.       MDC of America Inc. 401(k) Plan

2. Flexible Benefit Plan covering health, vision, dental, short-term disability, and flexible spending account offerings.

3. Fringe and Welfare Plan covering life insurance (group and voluntary) and long-term disability.

4.       Workers Compensation Insurance Policy - The Hartford

5.       Custom Direct, Inc. Employee Assistance Plan

6.       Custom Direct, Inc. Tuition Assistance Plan

                                 SCHEDULE "K"

                             Delivery of Documents

For all current entities and predecessor companies included in the current transaction and November 2002 reorganizations:

1. Corporate records, including incorporation documents, filings, tax id #'s and wind-up documents.

2.       Acquisition documents.

3.       Legal documents including correspondence from related counsel.

4. Financial statements, audited and internally prepared, including related records and documentation.

5.       Material agreements.

6. Tax opinions and other correspondence from tax advisors or tax counsel, including support for existing "repo" debt structure.

7.       Tax returns for all prior periods.

8. Copies of insurance policies covering any of the above organizations just prior to closing.

9. Items/documents presented to underwriters and financial institutions to secure $42.5 million financing agreement.

10. Supporting documents for any management fees and/or corporate charges/allocations to any of the entities below, including interest rates charged.

11.      Corporate seals.

Covered entities would include:

Custom Direct, Inc.
Davis & Henderson US Holdings, Inc.
Ashton-Potter (USA) Ltd.
MDC Communications Corporation of America, Inc.
MDC US Finance Company (Finco)
MDC Capital Partners
Artistic Greetings, Inc.
Artistic Checks, Inc.
Custom Checks, Inc.
Check Gallery, Inc.
Image Checks, Inc.
The Styles Check Company
Custom Henderson, Inc.
Ashton-Potter International Ltd.
Custom Direct Canada Inc.
Custom Direct Income Fund
Custom Direct ULC